UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 1, 2021

Commission File Number:  001-37761

VistaGen Therapeutics, Inc.
(Exact name of registrant as specified in its charter.)

Nevada
(State or other jurisdiction of incorporation or organization)
205093315
(IRS Employer Identification No.)

343 Allerton Avenue, South San Francisco, California 94080
(Address of principal executive offices)

650-577-3600
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class
Common Stock, par value $0.001 per share
Trading Symbol(s)
VTGN
Name of exchange on which registered
Nasdaq Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2021, Mark J. Ginski, Ph.D. joined VistaGen Therapeutics, Inc. (the "Company" or "VistaGen") as Senior Vice President, Head of CMC (Chemistry, Manufacturing and Controls).

Dr. Ginski, age 49, joined VistaGen with over 25 years of broad CMC leadership experience, spanning preclinical and clinical development through commercial manufacturing of both drug substance and drug product for small molecules, peptides and biologics. Since September 2020, Dr. Ginski has been acting as a part-time consultant to the Company, providing certain CMC advisory services to the Company. Prior to September 2020, Dr. Ginski served as Vice President, Product Development for ANI Pharmaceuticals from May 2016 to June 2020. From July 2013 to May 2016, Dr. Ginski served as Senior Director, CMC and Operations, Autoimmune and Rare Diseases for Questcor Pharmaceuticals/Mallinckrodt Pharmaceuticals. Dr. Ginski has previously held various leadership positions with Guilford Pharmaceuticals, Shire Pharmaceuticals and Alba Therapeutics. Dr. Ginski holds a B.S. in Biological Sciences from the University of Maryland and received his Ph.D. in Pharmaceutical Studies from the University of Maryland School of Pharmacy.

There are no arrangements or understandings between Dr. Ginski and any other person pursuant to which he joined the Company, and Dr. Ginski is not a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VistaGen Therapeutics, Inc.

Date:   February 2, 2021
By:	/s/ Shawn K. Singh

Name: Shawn K. Singh
Title: Chief Executive Officer